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                                                                      EXHIBIT 12



                   NEWMONT MINING CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Amounts in thousands except ratio)
                                   (Unaudited)

                                                                 Three  Months Ended
                                                                   March 31, 1999
                                                                 -------------------
Earnings:
  Income before income taxes                                            $ 18,658
  Adjustments:
  Net interest expense (1)                                                18,373
  Amortization of capitalized interest                                       663
  Portion of rental expense representative of interest                       445
  Undistributed loss of affiliate                                         (3,093)
  Minority interest                                                       12,167
                                                                        --------
                                                                        $ 47,213
                                                                        ========

Fixed Charges:
  Net interest expense (1)                                              $ 18,373
  Capitalized interest                                                     4,230
  Portion of rental expense representative of interest                       445
                                                                        --------
                                                                        $ 23,048
                                                                        ========
Ratio of earnings to fixed charges                                           2.0
                                                                        ========

(1) Includes interest expense of majority-owned subsidiaries and amortization of debt issuance costs.


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